EXHIBIT 99

EMC INSURANCE GROUP INC.
DECLARES 123rd CONSECUTIVE
QUARTERLY CASH DIVIDEND AND
ANNOUNCES INDUSTRY PRESENTATION
BY MANAGEMENT IN NEW YORK CITY, NY

DES MOINES, Iowa (August 29, 2012) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today declared a quarterly dividend of $0.20 per share of common stock payable September 17, 2012 to shareholders of record as of September 10, 2012. This is the one hundred and twenty-third consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly held company in February 1982.

On Wednesday, September 5, 2012, Mr. Bruce G. Kelley, President and Chief Executive Officer, and Mr. Mark E. Reese, Senior Vice President and Chief Financial Officer, will present at the Keefe, Bruyette & Woods 2012 Insurance Conference at the Crowne Plaza Times Square Hotel in New York City, NY at 11:05 a.m eastern daylight time. Interested persons may access a webcast of the presentation on the Company’s website at http://www.emcins.com/ir/Presentations.aspx or at the official conference site at http://wsw.com/webcast/kbw5/emci/. Presentation slides will also be available at both URL sites listed above. A replay of the presentation will be available at the websites listed above for 90 days after the event.

About EMCI EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.